                                                                   EXHIBIT 10.1



                           CONSTRUCTION LOAN AGREEMENT

         In consideration of the mutual covenants and agreements contained herein, Lender agrees to make and Borrower agrees to accept a loan in accordance with and subject to the terms and conditions set forth herein.

                                    ARTICLE I

                        PARTICULAR TERMS AND DEFINITIONS

         1.1 "Account to Receive Advances" or "Account": That bank account on deposit with Lender depository facilities which shall be designated by Borrower or by the Agent to Request Advances as the account to which advances hereunder may be made by Lender. Unless otherwise designated, this account shall be the account of FREEDOM VILLAGE OF SUN CITY CENTER, LTD., A FLORIDA LIMITED PARTNERSHIP.

         1.2 "Agent to Request Advances": Gregory L. Patterson and Robert Votteler.

         1.3 "Amount of Loan": $11,430,000

         1.4 "Architects" (collectively, "Architect"): No other Architect can be selected without the written approval of Lender:

             1.4.1  Site Work and Development:

                    Professional Engineering Resources, Inc. ("PEER") 9800 4th Street North, Suite 308
                    St. Petersburg, Florida  33702

             1.4.2  Building Construction:

                    Bessolo Design Group, Inc.
                    556 Central Avenue
                    St. Petersburg, Florida  33701

             1.4.3  Landscape Architect:

                    Swan Moody
                    1537 7th Avenue West
                    Bradenton, Florida  34205

         1.5 "Borrower" (the "Borrower"):

                    FREEDOM VILLAGE OF SUN CITY CENTER, LTD.,
                    A FLORIDA LIMITED PARTNERSHIP
                    111 Westwood Place, Suite 402
                    Brentwood, Tennessee 37027

         1.6 "Closing": The time of the execution and delivery hereof by Borrower and Lender.

         1.7 "Commitment Fee": Sixty (60) basis points on the Future Advance Loan (as hereinafter defined) shall be paid by Borrower upon execution of this Agreement.

         1.8 "Contingency" or "Contingency Reserve": a minimum of three percent (3%) of the total unspent "hard costs" as shown in the Budget.

         1.9 "Contractor" or "General Contractor": Mike Carter Construction Company whose address is 1227 9th Avenue West, Bradenton, Florida 34205. No other contractor can be selected without the written approval of Lender.

         1.10 "Engineers" (collectively, "Engineer"): No other Engineer may be selected without the written approval of Lender:

              1.10.1  Civil Engineer:

                      PEER
                      9800 4th Street North, Suite 308
                      St. Petersburg, Florida 33702

              1.10.2  Structural Engineer:

                      KEM Engineers, Inc.
                      556 Central Avenue
                      St. Petersburg, Florida 33701

              1.10.3  Mechanical, Plumbing and Fire Protection:

                      KEM Engineers, Inc.
                      556 Central Avenue
                      St. Petersburg, Florida 33701

              1.10.4  Electrical:

                      KEM Engineers, Inc.
                      556 Central Avenue
                      St. Petersburg, Florida 33701

         1.11 "Governmental Authority(ies)": The United States, the State of Florida, County of Hillsborough and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

         1.12 "Guarantor":

                      AMERICAN RETIREMENT CORPORATION,
                      a Tennessee corporation
                      111 Westwood Place, Suite 402
                      Brentwood, Tennessee 37027

         1.13 "Improvements": A project consisting of Phase 2 of Plaza West Health Center, consisting of 71 additional skilled nursing beds and associated common areas, associated with a retirement community known as "Freedom Village at Sun City Center" located in Hillsborough County, Florida.

         1.15 "Interest Rate": As provided in the Note.

         1.16 "Interest Rate Hedge Agreement": Any indebtedness, liabilities or obligations, now existing or hereafter arising, due or to become due, absolute or contingent, of Borrower to Lender (or any affiliate of Lender) under any arrangement with Lender (or any affiliate of Lender) whereby, directly or indirectly, Borrower is entitled to receive from time to time periodic payments calculated by applying either a floating or fixed rate of interest on a stated notional amount in exchange for periodic payments made by Borrower calculated by applying a floating or fixed rate of interest on the same notional amount and shall include, without limitation, interest rates swaps, caps, floors, collars and similar agreements.

         1.17 "Lender":

              SUNTRUST BANK,
              a Georgia state chartered bank,
              successor by merger to SunTrust Bank, Tampa Bay
              Post Office Box 3303
              Tampa, Florida 33601-3303

         1.18 "Loan Documents": Any document or instrument submitted by or for Borrower in connection with the Loan, including, but not limited to: Note, Mortgage, this Construction Loan Agreement, Guaranty of Loan, Assignment of Rents, Leases, Profits and Contracts, Assignment of Borrower's Interest in Contract Documents, Guaranty of Completion, Security Agreement, Financing Statement, Cross-Collateral and Cross-Default Agreement, Owner's Affidavits, Title Insurance Binder or Policy, Survey, Site Plan, Plans and Specifications, insurance policies, Opinion of Counsel, letters from any Governmental Authority or provider of utilities or architect or engineer or other consultant, Terms Letter, Construction Contract and an Interest Rate Hedge Agreement, if applicable.

         1.19 "Loan Fund(s)" or "Loan": The amount equal to the face amount of the Note to be advanced by Lender together with Borrower's Total Cash Equity, in accordance with this Agreement, project budget (the "Project Budget") and the loan funds schedule (the "Loan Fund(s) Schedule") marked Exhibit "A" and attached hereto and made a part hereof. The Loan amends and restates the Original Note (as hereinafter defined) with a $4,680,000 future advance made under the Mortgage (as hereinafter defined) (the "Future Advance Loan").

         1.20 "Mortgage": The Mortgage Modification and Future Advance Agreement of even date herewith made by Borrower to Lender to secure payment of the Note, which modifies that certain Mortgage and Security Agreement dated December 2, 1999, and recorded as Instrument #1999370411 in Official Records Book 09946, beginning at page 0372 of the Public Records of Hillsborough County, Florida, made by Borrower to Lender to secure the payment of a certain Promissory Note dated December 2, 1999, in the amount of $6,750,000 from Borrower in favor of Lender (the "Original Note").

         1.21 "Note": The Amended and Restated Promissory Note of even date herewith (and any other note executed hereafter under the future advances provision of the Mortgage) in the amount of ELEVEN MILLION FOUR HUNDRED THIRTY THOUSAND DOLLARS ($11,430,000), made by Borrower to Lender, which Note amends and restates the indebtedness of the Original Note with the Future Advance Loan.

         1.22 "Owner/Contractor Agreement" or "Construction Contract": Those certain construction contracts and addenda between Borrower and the Contractor now existing or entered into in the future for the construction of the Improvements.

         1.23 "Plans and Specifications": Plans and Specifications and all amendments and modifications thereof furnished to and approved by Lender as hereinafter provided (the term shall include the final plans and specifications for segments of the Improvements).

         1.24 "Premises," "Property" or "Project": The property encumbered by the Mortgage, as more particularly described in Exhibit "B" attached hereto. The real property upon which the Improvements are to be constructed is described on Exhibit "B" and is hereinafter referred to as the "SNF Site."

         1.25 "Representative Inspector": Lender shall retain Wedding, Stephenson & Ibarguen, whose address is 300 1st Avenue South, St. Petersburg, Florida 33701, at Borrower's expense to be its Representative Inspector.

         1.26 "Requirement of Governmental Authority": Any law, ordinance, order, rule, building code or regulation of a Governmental Authority which affects or governs the use of the Premises or any construction thereon.

         1.27 "Survey": That certain survey last certified by the Surveyor as of December 1, 1999.

         1.28 "Surveyor: John C. Brendla & Associates whose address is 4015 82nd Avenue N., Pinellas Park, Florida 33781. No other surveyor can be selected without written approval of Lender.

         1.29 "Term" or "Loan Term": From the date of closing of the Loan until December 2, 2002.

         1.30 "Terms Letter": That certain letter dated February 17, 2000, as amended by the Loan Documents, from Ruden, McClosky, Smith, Schuster & Russell, P.A., as agent for Lender, to Gregory L. Patterson, Esq., as agent for Borrower.

         1.31 "Title Insurance Commitment": That certain commitment for title insurance issued by STEWART TITLE GUARANTY COMPANY bearing number
C-9912-2031501.

         1.32 "Title Insurer": Stewart Title Guaranty Company
                               c/o Gregory L. Patterson, Esq.
                               Authorized Agent
                               1401 Manatee Avenue West
                               Suite 800
                               Drawer 27
                               Bradenton, Florida 34205.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         2.1 Borrower represents and warrants that:

             2.1.1 The Plans and Specifications are satisfactory to Borrower and have been approved by the beneficiary of any restrictive covenant to which the Premises may be subject and by any Governmental Authority whose approval is required; all construction or development has been and shall be performed within the perimeter of the Premises and in accordance with the Plans and Specifications, appropriate set back requirements, any restrictive covenants and the requirements of any Governmental Authority; and the anticipated use to which the Improvements will be put will comply with all requirements of Governmental Authorities and any restrictive covenants to which the Premises may be subject.

             2.1.2 The financial statements heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the respective financial conditions of Borrower and Guarantor as of the respective dates thereof, no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or otherwise approved by Lender. All other information submitted by Borrower or Guarantor in support of the application for the Loan is true and correct as of the date of this Agreement, and no material adverse change has occurred.

               2.1.3 There are no actions, suits or proceedings pending or, to the knowledge of the undersigned, threatened against or affecting Borrower or the Property or the Guarantor named in the Loan Documents, or involving the validity or enforceability of the Mortgage or the priority of the lien thereof, at law or in equity, or before or by any Governmental Authority, except actions, suits or proceedings fully covered by insurance or which, if adversely determined, would not substantially impair the ability of the Borrower or the Guarantor to pay when due any amounts which may become payable in respect of the Note; and to the Borrower's knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

               2.1.4 The consummation of the transactions hereby contemplated and performance of this Agreement will not result in any breach of, or constitute a default under, any deed to secure debt, mortgage, deed of trust, indenture, security agreement, lease, bank loan or credit agreement, partnership agreement, operating agreement, articles of incorporation, or other instruments to which Borrower is a party or by which it may be bound or affected.

               2.1.5 All utility services and facilities necessary for the construction or development of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Premises, including water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities and Borrower has the right before, during, and after construction to connect all utility services without restriction.

               2.1.6 Except for the contracts for the Improvements entered into by Borrower and Architect, Contractor and Engineer, Borrower has made no contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a lien or claim of lien on the Premises.

               2.1.7 At the time of the execution and delivery of the Loan Documents, the recording of the Mortgage and the execution and delivery of this Agreement, no work has been done on Improvements or on the Premises by Borrower or on behalf of or under Borrower, and no materials have been placed or furnished on the Premises, except for work performed and materials provided in connection with that certain Notice of Recommencement described in the Title Insurance Commitment (the "Notice of Recommencement"), all of which liens related to said Notice of Recommencement shall be subordinate to the lien of the Mortgage. At the closing of the Loan, the Title Insurance Commitment will be endorsed or "marked up" by the Title Insurer to reflect that the "gap" and the "mechanic's lien" exceptions will be deleted from the Title Commitment (and subsequent title policy).

               2.1.8 All roads necessary for ingress and egress to the Premises and for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights-of-way therefor have been acquired by Borrower and all necessary steps have been taken by Borrower to assure the complete construction and installation thereof.

               2.1.9 There is no default on the part of Borrower under this Agreement, the Note, the Mortgage, or any other Loan Document, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default under any thereof.

               2.1.10 Except for the Notice of Recommencement, no Notice of Commencement, as defined in Florida Statutes, Section 713.13, for construction of the Improvements shall be recorded against the Property, prior to the recording of the Mortgage and other applicable Loan Documents. The Notice of Recommencement is reflected in the Title Insurance commitment as being subordinate to the Mortgage.

               2.1.11 The Improvements, other than the installation of utility and site work, shall be constructed in such a manner as to qualify for insurance against flood damage under the federal flood insurance program and such insurance shall be maintained at all times, unless waived in writing by Lender in accordance with the Mortgage. The Representative Inspector shall certify to Lender, upon request of Lender, at the expense of Borrower, that the minimum floor elevations and other construction elements meet the minimum requirements prescribed for Improvements constructed on the Premises under said program.

               2.1.12 The Premises are in compliance with all, and are not in violation of any, applicable federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including, but not limited to, building, zoning, land use, or environmental laws) affecting the Premises.

               2.1.13 There is no plan, study or effort by any Governmental Authority or any non-governmental person or agency which may adversely affect the current or planned use of the Premises.

               2.1.14 No notice of violation of any applicable federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement affecting the Premises or with respect to the use or occupancy of the Premises has been given by any Governmental Authority having jurisdiction over the Premises or by any other person entitled to enforce same.

               2.1.15 There are no encroachments onto the Premises of any improvements on any adjoining real property, except as shown on the Survey.

               2.1.16 There is not (i) any intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien upon the Premises, or (ii) any intended or proposed federal, state or local statute, ordinance, order, requirement, law or regulation (including, but not limited to, zoning changes) which may adversely affect the current or planned use of the Premises, or (iii) any suit, action, claim or legal administration, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of Borrower, threatened or contemplated against or affecting the Premises nor, to the best of Borrower's knowledge, is there any basis for any such matters.

               2.1.17 Except as set forth in Schedule 2.1.17 attached hereto, Borrower has not subjected, and, except as otherwise may be provided in this Agreement, will not subject or suffer to be subjected hereafter the Premises or any portion thereof to any lease, sublease, tenancy, concession, license, occupancy agreement or similar right (except in the ordinary course of business), mortgage, lien, encumbrance, security interest, claim, charge, equity, covenant, condition, restriction, easement, right-of-way or other matter affecting the Premises or any portion thereof, and has not entered into, and, except as otherwise may be provided in this Agreement or in the Title Insurance Commitment, shall not enter into any agreement to do any of the above.

               2.1.18 Borrower is the entity described in Article I of this Agreement and is duly formed, validly existing and in good standing under the laws of the State of Florida and has all the power and authority to consummate the transactions contemplated under this Agreement and in any and all other agreements and instruments herein mentioned to which Borrower is a party.

               2.1.19 Borrower represents that no brokerage or other fee, commission or compensation is due to anyone or is to be paid by Lender to anyone, except as provided to Lender in writing or on the Settlement Statement of even date. Borrower acknowledges and agrees that no fees, commissions or other payments shall be paid to Borrower, Guarantor or any principals or affiliates thereof without the prior written approval of Lender.

               2.1.20 All advances pursuant to the terms of this Agreement will be utilized solely for commercial and business purposes and then only in accordance with the provisions hereof.

               2.1.21 Borrower has obtained all permits or licenses necessary to allow the construction of the Improvements in accordance with the Plans and Specifications and all such permits and licenses are in full force and effect and the fees therefor have been paid in full, except as set forth on Exhibit "C" attached hereto, if any.

               2.1.22 Each request for an advance under this Agreement shall, without a further writing of any kind, constitute (i) an affirmation that all of the representations and warranties set forth in this Article II remain true and correct as of the date thereof and, unless Lender is notified to the contrary prior to the disbursement of the requested advance, will be true and correct on the date thereof, and (ii) a representation and warranty that the information set forth in each such request in accordance with the requirements of this Agreement is true and correct.

               2.1.23 The Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

               2.1.24 There is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Premises or that would adversely affect the current or planned use of the Premises.

               2.1.25 No defect or condition of the Premises or the soil or geology thereof exists which will impair the planned use of the Premises.

               2.1.26 Borrower is indefeasibly seized of the Premises in fee simple subject only to current taxes not yet due and such restrictive covenants and restrictions, containing no right of reverter or forfeiture of title in case of violation thereof, as would not in any manner affect the use of the Premises contemplated by Borrower or for the construction of the Improvements strictly in accordance with the Plans and Specifications.

               2.1.27 All proceeds of the Loan are for the reimbursement of monies actually advanced by Borrower, or to pay existing or future claims for services or materials, in connection with the development or construction of the Improvements.

               2.1.28 There are no unemployment compensation or federal social security taxes due and owing from Borrower and there are no liens under the Employment Retirement Security Act of 1974, as amended, against the Premises, whether real or personal, of Borrower.

               2.1.29 Borrower does not hold title to the Premises for the benefit of any foreign national or contrary to any regulation or law of the United States of America or of the state wherein the Premises are located pertaining to the control of foreign funds, assets or property. No foreign national has any fee simple ownership interest of any nature, direct or indirect, in the Premises.

               2.1.30 Guarantor is duly formed, validly existing and in good standing under the laws of the State of Tennessee and the State of Florida, and is authorized to do business in the State of Florida, and has all the power and authority to consummate the transactions contemplated under this Agreement and in any and all other agreements and instruments herein mentioned to which Guarantor is a party.

           2.2 Other terms not specifically defined in this Article II shall have the meaning assigned to them specifically in this Agreement.

           2.3 Borrower acknowledges that (i) the aforesaid representations and warranties are given to induce Lender to make the Loan and to fund the same,
(ii) Lender is relying and will continue to rely on the same in making and funding the Loan, and (iii) the same shall survive any bankruptcy proceedings.

                                   ARTICLE III

                                    ADVANCES

           3.1 Borrower shall infuse cash equity, as subordinated capital, into the Project in a total amount of approximately $3,232,000 (the "Borrower's Total Cash Equity"). Borrower's Total Cash Equity shall be subject to verification by Lender. Borrower's Total Cash Equity requirement equates to approximately forty-one percent (41%) of the total budgeted cost for the Project (the "Project Total Cost"). The Project Total Cost is budgeted at $7,912,000. At all times during the Loan Term, the amount of the Loan shall not exceed fifty-nine percent (59%) of the Project Total Cost. Additional cash equity may be needed in the event of an increase in the Project Total Cost. Only upon infusion by Borrower of Borrower's Total Cash Equity as verified by Lender in an amount of not less than $3,232,000 shall any Loan Funds be expended for construction of the Improvements. Except for cash infused into the Project by Borrower in excess of the Borrower's Total Cash Equity or for liquid collateral pledged as security for the Loan, the Loan shall be repaid in full prior to any repayment or distribution of the Borrower's Total Cash Equity.

         3.2 If any line item as shown on the Loan Funds Schedule is in excess of the amounts as designated herein, Borrower will first reallocate dollars available in the Contingency. To the extent funds in the Contingency are not available, Borrower shall furnish such excess from its own funds prior to closing or at any time thereafter, but in no event later than five (5) days from the date of written notice by Lender to Borrower. Failure of Borrower to comply herewith shall constitute an Event of Default, as such term is defined in the Loan Documents. If any items are less than the amount designated herein upon confirmation by the Representative Inspector of the proposed adjusted line item amount, the difference between the amount shown and the actual amount shall be added to the Contingency required by the Loan. All reallocations are subject to Lender's approval which shall not be unreasonably withheld. In the event the Project is complete (pursuant to the provisions of this Agreement), and the Contingency Reserve contains funds which will not be utilized in the construction of the Improvements for the Project, then Lender shall not be required to disburse the Contingency to Borrower, but shall reduce (by the amount of the then balance in the Contingency) the amount of Loan Funds committed under the Loan.

         3.3 Lender's committing to fund the Loan is conditioned upon the following:

             3.3.1 Not less than $3,232,000 of the Borrower's Total Cash Equity has been infused by Borrower in cash, or as evidenced by receipts for expenditures as approved by Lender.

             3.3.2 Borrower furnishes to Lender for review and approval all contracts, plans and specifications, bonds, building permits, governmental approvals, and such other documents or information related to the Improvements, as may be requested by Lender.

             3.3.3 There being no Event of Default, not cured within the applicable cure period, in the Loan.

         3.4 As set forth in the Project Budget, an interest reserve ("Interest Reserve") in an amount as deemed necessary by Lender to secure periodic interest payments due during the Loan Term shall be established. So long as there are available funds in the Interest Reserve line item shown in the Project Budget, Lender shall be obligated to make periodic payments of interest due under the terms of the Loan Documents from the Interest Reserve. In the event the Interest Reserve is depleted or there is a continuing default under the terms and conditions of the Loan, Lender shall have no obligation whatsoever to make any payments of interest due under the terms of the Loan Documents from the Interest Reserve.

         3.5 [INTENTIONALLY DELETED.]

         3.6 Borrower shall have the right to reallocate funds from the Contingency Reserve into the additional Interest Reserve, so long as the following conditions are met:

             3.6.1 The Project Total Cost has remained at no less than $7,912,000, or has been increased and an appropriate amount of equity has been contributed by Borrower;

             3.6.2 The Contingency has remained at three percent (3%) of the unspent hard costs of construction of the Project;

             3.6.3 There are sufficient funds available as reflected on the Project Budget to complete the Project in accordance with the approved Plans and Specifications; and

             3.6.4 There are no line items that are in excess of the percentage of completion of the Project.

                   Upon the occurrence of the above conditions, Borrower shall be allowed to reallocate funds from the Contingency to the Interest Reserve to pay for the additional Interest Reserve as herein provided.

         3.7 The following provisions shall be applicable to the construction of the Project:

                  3.7.1 Pre-Construction: Lender's obligation to fund the Loan is specifically conditioned upon the Representative Inspector's reviewing the Plans and Specifications, the Construction Contract and the Architect's agreement, together with all Change Orders (as hereinafter defined), the schedule of values, surveys, utility commitments, soil tests and other tests, studies and data relating to the construction of site improvements to determine and verify that the Plans and Specifications are adequate, that the Project can be completed for the estimated cost and is structurally sound.

                  3.7.2 During Construction: The Representative Inspector during the construction of the Project, shall also be retained by Lender for purposes of ensuring that the work has been completed in substantial compliance with the Plans and Specifications, including all threshold inspections. The Representative Inspector shall have access to the SNF Site and records at any time during construction of the Project and after completion thereof. Satisfactory certificates of the Representative Inspector shall be submitted to Lender at least monthly.

                  3.7.3 Procedure: Disbursement of the Loan Funds is subject to satisfactory periodic inspections and approval thereof by Lender. Such inspections shall be solely and exclusively for the information and benefit of Lender, and the Representative Inspector shall not be deemed an agent of Borrower or Lender. Lender shall not be deemed a participant or joint venturer in the construction of the Project for any purpose whatsoever. Borrower agrees to pay Lender for the services of the Representative Inspector. In the event of a disagreement as to the amount of work completed, or the Loan proceeds to be disbursed, such determination shall be made in accordance with Lender's estimate. The cost of reinspections occasioned for any reason whatsoever shall be paid by Borrower.

                  3.7.4 Hold-Back Funds: In addition to the Retainage (as hereinafter defined), Lender shall hold back an amount equal to ONE HUNDRED THOUSAND DOLLARS ($100,000) (the "Hold-Back Funds"), which Hold-Back Funds shall be retained by Lender in lieu of requiring Borrower to provide a performance and unconditional payment bond insuring Lender and Borrower for the entire amount of the Construction Contract, and which Hold-Back Funds shall be disbursed by Lender to Borrower at the time of disbursement of the Retainage, as set forth herein.

                  3.7.5 Change Orders: All change orders ("Change Order(s)") in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000) individually, or FIFTY THOUSAND DOLLARS ($50,000) cumulatively, or any costs overruns, and those which, at the discretion of Lender, materially change the Plans and Specifications previously submitted and approved, shall be approved by Lender and Lender's Representative Inspector prior to any work or payment thereon. All Change Orders requiring approval shall be approved or disapproved by Lender within ten (10) days of receipt of the applicable Change Order and all documentation relating thereto. Failure to notify Lender within ten (10) days shall be an Event of Default under the Loan Documents. The funding of Change Orders increasing the cost shall be from the Contingency Reserve to the extent excess funds are available in the Contingency Reserve (as reflected in the Project Budget). Any Change Order reducing costs shall increase the Contingency Reserve by the amount of the Change Order. Borrower agrees to maintain the Contingency Reserve at least three percent (3%) of the unspent hard costs as specified on the monthly construction draw schedule. Any Change Orders which increase costs, and which cannot be funded from the Contingency Reserve in accordance with the foregoing provisions must be paid by Borrower into an interest bearing account to be disbursed by Lender prior to continuing disbursement of Loan Funds.

                  3.7.6 Construction Completion: Borrower shall have met prerequisites for funding and shall continue construction of the Improvements without interruption until completion, which shall be no later than December 2, 2000 (the "Completion Date").

                  3.7.7 Disbursement Procedures: The Loan Funds shall be disbursed in accordance with the cost breakdown approved by Lender subject to and in accordance with the following provisions:

                        3.7.7.1 Until fifty percent (50%) completion of the hard costs as reflected on the Project Budget has been achieved on the Project (the "50% Completion Threshold"), the proceeds of the Loan shall be disbursed by Lender to Borrower, the General Contractor, subcontractors or materialmen at the option of Lender, or to the Title Insurer equal to ninety percent (90%) of the costs of material and labor in place and stored (if in accordance with the provisions of this Agreement). The ten percent (10%) holdback (the

"Retainage") will only be disbursed upon the completion of the Project as defined herein. After the 50% Completion Threshold has been met, no additional Retainage will be required.

                        3.7.7.2 Lender shall fund directly to Borrower unless an Event of Default occurs under the Loan Documents, upon which occurrence Lender shall have the option, but not the obligation, subject to consent of the Surety, to fund directly to the General Contractor, subcontractors or materialmen at the option of Lender, or to the Title Insurer.

                        3.7.7.3 Lender shall issue all monthly draw amounts pertaining to the Construction Contract by deposit to the Account, joint check or wire transfer, at Lender's discretion.

                        3.7.7.4 As a condition to funding under the Loan, Borrower shall be in compliance with the provisions of Section 3.3 of this Agreement.

                        3.7.7.5 As a condition to each disbursement under the Loan, Borrower shall:

                                3.7.7.5.1 Not be in default as to the terms and
conditions of this Agreement or any of the Loan Documents.

                                3.7.7.5.2 Supply a certificate from the
Representative Inspector certifying that the Improvements have been completed to date in accordance with Plans and Specifications (including all threshold requirements) as approved by Lender to the degree of completion as represented by the request for payment application, disbursement of Loan proceeds, and Change Orders, which certificate shall be based upon a visual monthly inspection by said person making the certificate. Upon receipt of the certification, Lender shall employ its Representative Inspector to examine the Project to determine that the stage of completion is as represented. Borrower agrees to pay Lender for the services of such inspector for disbursing such Loan proceeds.

                                3.7.7.5.3 Supply partial waivers of lien duly
executed by subcontractors and suppliers who have performed work, which waivers shall be attached to the certificate, described as aforesaid with respect to the monthly disbursement. The monthly waivers of lien for the first draw requests shall be attached, if applicable, and thereafter each monthly draw request shall have attached the waivers for the draw requests submitted thirty (30) days prior to the current draw request.

                                3.7.7.5.4 Supply affidavits of Borrower and
General Contractor confirming that all subcontractors, laborers and materialmen who have furnished services or materials have been paid as set forth in the previous draw request submitted thirty (30) days prior to the current draw request.

                                3.7.7.5.5 Supply a re-certification or update
of title by the Title Insurer updating title to within seven (7) days of the date of such disbursement prior to the date of such disbursement. Said re-certification or update will show no claims or liens which could or would constitute a cloud on Lender's secured position established by the Mortgage, and that the amount of the requested advance will be covered by the Title Insurance Policy.

                                3.7.7.5.6 If the Property is in a flood zone or
is later determined to be in a flood zone, as determined by Lender utilizing the Federal Emergency Management Flood Insurance Rate Map, prior to funding for the foundation of the Project, Lender shall receive a tie-in survey and an application for flood insurance policy, in form reasonably acceptable to Lender or its counsel. Flood insurance in the amount of the Loan or the minimum required by federal law, whichever is the greater, shall be provided to Lender with a copy of the flood insurance policy within thirty (30) days of application.

                                3.7.7.5.7 Provide Lender with an updated Project
Budget identifying each draw request, in a form acceptable to Lender.

                                3.7.7.5.8 Provide Lender evidence that
Borrower's Total Cash Equity has been infused into the Project for construction of the Improvements, which evidence shall include paid receipts verifying all expenditures in excess of $5,000.

               3.7.7.6 Borrower shall not make more than one (1) request for an advance per calendar month under the Loan. Disbursement requests shall be funded within ten (10) working days after submission by Borrower to Lender of all of the above documentation for all non-disputed payments. In the event any payments are in dispute, then Lender and Borrower agree to be governed by the decision of the Representative Inspector.

               3.7.7.7 Lender shall advance Loan Funds for materials stored on site so long as: (1) Lender is satisfied that the stored materials are adequately protected and insured against fire, theft, inclement weather; and (2) said materials will be utilized in the construction of the applicable Building in the Project in the next sixty (60) days from the date of the draw request (as certified by the Representative Inspector); provided however, Lender shall advance Loan Funds for electrical and plumbing materials stored on site for a period of ninety (90) days or such other period as approved by Lender under the same terms and conditions.

               3.7.7.8 Report of the Representative Inspector confirming: (i) that construction or development has progressed to the stage of completion as indicated in the draw request; (ii) construction is in accordance with the plans, specifications and any modifications thereto which have been approved by Lender; and (iii) there are no structural defects or other matters which could or would adversely affect the Premises or the Improvements thereon, or the use thereof as represented to Lender.

               3.7.7.9 Each request for an advance by Borrower shall constitute an affirmation that the warranties and representations contained in Article II of this Agreement remain true and correct and that no breach of the covenants contained in Article IV of this Agreement has occurred as of the date of the advance, unless Lender is notified to the contrary prior to the disbursement of the requested advance.

         3.7.8 As a condition precedent to the disbursement of the Retainage, the following requirements must be met:

               3.7.8.1 The General Contractor and the Representative Inspector must certify that the Improvements to be constructed under the Loan are fully completed in accordance with the Plans and Specifications approved by Lender and in accordance with all local, state and federal laws, statutes, rules, regulations and ordinances (specifically including the Americans with Disabilities Act of 1990, if applicable) of the Governmental Authorities having jurisdiction over the Property and the Improvements are ready for occupancy and that direct connection has been made to all appropriate utility facilities. If changes have been made in the Plans and Specifications which materially reduce the cost of construction or utility value of the Improvements, Lender reserves the right to delete said amount and reallocate the line items of the Project Budget. Borrower shall have a right to reallocate the line items of the Project Budget with the prior written approval of Lender, said approval not to be unreasonably withheld.

               3.7.8.2 Borrower shall provide not less than four (4) photographs of the Improvements clearly showing the applicable Improvements from all main directions so as to reveal the Improvements as completed when viewed as a composite.

               3.7.8.3 A completion perimeter and "as-built" survey, approved by Lender and Title Insurer locating all Improvements and all easements on the SNF Site, with a certification that no encroachments exist on the applicable Improvements on the SNF Site and that all building setback requirements have been complied with, and indicating the location of access to the SNF Site, and all visible or recorded easements or restrictive covenants. Said survey shall be certified for the benefit of Lender, Lender's Counsel, Borrower and Title Insurer and shall be in a form acceptable to Lender.

               3.7.8.4 Receipt by Lender of a final mechanic's lien affidavit of Borrower and General Contractor in a form as required by Lender and the Title Insurer that all persons who have supplied labor and material with respect to the Project have been paid in full or are listed to be paid, and having attached thereto either recordable individual final releases of lien from all such persons, firms or corporations having been paid or conditional final releases from those listed as to be paid.

               3.7.8.5 Supply a re-certification or update of title by the Title Insurer updating title to within one (1) day of the date of such disbursement prior to the date of such disbursement.

               3.7.8.6 Satisfactory evidence that all necessary certificates required by any agency, including certificates of occupancy, authority or board, governmental or otherwise, have been obtained.

               3.7.8.7 Proof of hazard insurance coverage in the amount of the Loan by an insurance carrier acceptable to Lender.

               3.7.8.8 Satisfactory evidence that all permits, licenses or other evidence of compliance with any Requirements of any Governmental Authority necessary for the use of the Premises and Improvements contemplated in the Plans and Specifications has been obtained.

               3.7.8.9 Upon request by Lender, supply an inventory of the personal property collateral as defined in the Mortgage, which inventory shall specifically describe the collateral by make, model, and serial number insofar as possible.

               3.7.8.10 Upon Borrower's satisfying the requirements set forth in Sections 3.7.8.1 through 3.7.8.9, Improvements shall be deemed substantially completed. Lender shall have the right but not the obligation to have checks paid jointly to Borrower, Contractor and those listed as "to be paid" in the Final Contractor's Affidavit.

           3.8 All advances are to be made at the principal office of Lender, or at such other place as Lender may designate.

           3.9 By execution of this Agreement, Borrower authorizes Lender to make advances upon the request of the Agent to Request Advances to the Account to Receive Advances and Borrower agrees that: (i) Lender is not acting as agent or trustee for Borrower; (ii) Lender will not be held accountable for any advance made in good faith; (iii) all advances made prior to receipt of written notice of revocation shall be deemed advances made in good faith; and (iv) revocation of the agency by Borrower can be accomplished only by written notice to Lender.

           3.10 By execution of this Agreement, Borrower further authorizes Lender, at Lender's option, to make advances directly to any subcontractors of the Contractor and to advance to itself sums required to pay interest from any Interest Reserve set forth in the Project Budget for the preceding month. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Mortgage as fully as if made to Borrower.

           3.11 Lender's obligation to disburse shall be contingent upon the zoning and land use classification consistent with the proposed use of Loan Funds as represented by Borrower, as well as all approvals required in the event the Project is considered a development of regional impact ("DRI") as set forth in Section 380.06, Florida Statutes.

           3.12 Notwithstanding anything contained herein to the contrary, Borrower acknowledges and agrees that if after a Certificate of Occupancy has been issued for the Improvements, and said Improvements have not achieved a "move-in fill rate" of not less than two (2) residents per month (the "Move-In Fill Rate"), measured quarterly from the date the Certificate of Occupancy is issued, Borrower shall reduce the outstanding principal balance of the Loan by an amount equal to $1,000,000, which amount shall be paid to Lender on or before the date that the next monthly payment is due under the Note. Borrower further acknowledges and agrees that in the event the Improvements fail to achieve the Move-In Fill Rate for two (2) consecutive quarters at any time during the Loan Term, Borrower shall reduce the outstanding principal balance of the Loan by an additional amount equal to $1,000,000, which additional amount shall be paid to Lender on or before the date that the next monthly payment is due under the Note. Borrower and Lender agree that once the Move-In Fill Rate has been achieved in accordance with the provisions of this paragraph, Borrower may apply to Lender for a re-advance in the same amount (up to a maximum of $2,000,000) as the Borrower has reduced the principal balance of the Loan pursuant to the provisions of this Section 3.12. Lender agrees to consider said request in accordance with the current underwriting criteria of the Lender, but said determination to advance further amounts under the Loan shall be made by Lender in its sole and absolute discretion.

                                   ARTICLE IV

                              COVENANTS OF BORROWER

      Borrower covenants with Lender as follows:

      4.1 Except as set forth in Schedule 2.1.17 attached hereto, Borrower will not convey or encumber the Premises in any way without the prior written consent of Lender. The lien and security interest of the Lender set forth in the Loan Documents shall be released in accordance with the terms and conditions of this Agreement and the Mortgage.

      4.2 Subsequent to the date of this Agreement, all easements affecting the Premises shall be submitted to Lender for its approval prior to the execution thereof by Borrower, accompanied by a certified legal description and survey showing the location thereof.

      4.3 Borrower will comply promptly with any requirement of any Governmental Authority.

      4.4 Borrower will cause the Mortgage to be recorded among the Public Records of Hillsborough County, and the title searched subsequent to the date of the execution and recordation of the Mortgage. Upon such search being completed, Borrower shall cause to be issued to Lender the Title Insurance Policy with the premium therefor fully prepaid, showing the Mortgage to have been recorded and insuring that the Mortgage is a valid lien having a priority as stated in the Title Insurance Commitment, and that Borrower is vested with a fee simple title to the Premises, free and clear of all exceptions whatsoever, except (i) the Mortgage, (ii) the current ad valorem real property taxes not yet due and payable, and (iii) such limitations and restrictions as may be acceptable to Lender and as are set forth on the Title Insurance Commitment, and that the Title Insurer insures Lender, its participants, transferees or its assigns, to the full amount of the Note and for all advances made or to be made under the Note without exceptions as to mechanics' or materialmen's liens, rights or claims of parties in possession not shown by the public records, encroachments, overlaps, boundary line disputes or other matters of survey, easements, or claims of easement, not shown by public records, or otherwise or lack of a right of access to and from the Premises. All costs and expenses in connection with the issuance of the Title Insurance Policy shall be the obligation of Borrower and not of Lender.

      4.5 Borrower will furnish to Lender, as often as requested, budgets and revisions of budgets of Borrower showing the estimated cost of construction or development of the Improvements and the amount of funds required at any given time to complete and pay for such construction or development.

      4.6 Borrower shall permit Lender or its agents at any time during the period of this Agreement, to inspect all books, contracts, subcontracts, and records of Borrower and Contractor (including general and subcontractors involved in any on-site and off-site work) relating to the Premises.

      4.7 Borrower shall submit to Lender, if demanded by Lender and within five
(5) days after demand, a written summary of all on-site and off-site Improvements remaining to be completed, together with the itemized costs thereof, executed and verified by Borrower and Contractor.

      4.8 Borrower will permit Lender or the Representative Inspector to enter upon the Premises, inspect the Improvements and all materials to be used in the construction thereof, and to examine all detailed plans and shop drawings which are or may be kept at the construction site and will cooperate and cause the Contractor to cooperate with the Representative Inspector to enable him to perform his functions hereunder.

      4.9 Borrower will pay all costs and expenses required to satisfy the conditions of this Agreement. Without limitation of the generality of the foregoing, Borrower will pay: (i) all taxes and recording expenses, including all intangible and stamp taxes, if any; (ii) all fees and commissions lawfully due to brokers in connection with this transaction; (iii) reasonable legal fees and expenses of Lender's counsel and Participant

Lender's counsel as set forth in the Terms Letter; (iv) title insurance premiums; and (v) fees to the Representative Inspector.

      4.10 Borrower will cause the development and construction of the Improvements to be prosecuted with diligence and continuity and will complete the same in accordance with the Plans and Specifications, free and clear of liens or claims of liens for materials supplied and for labor or services performed in connection with the construction of the applicable Improvements.

      4.11 Borrower will cause all conditions hereof to be satisfied to the extent it is within its power to do so.

      4.12 Borrower will receive the advances to be made under the Future Advance Loan and will hold the same as a trust fund for the purpose of paying the costs of construction of the Improvements as shown on the Project Budget and for no other purpose.

      4.13 In the event Lender is named in any legal or equitable action arising out of, connected with, or in any way relating to the Loan, Borrower and Guarantor shall jointly and severally indemnify Lender for, and hold Lender fully harmless from, any and all damages, losses, liabilities, reasonable costs, and other reasonable expenses, including reasonable attorneys' fees, resulting from or arising out of such action; provided, however, the provisions of this paragraph shall not apply to any action caused by the gross negligence of Lender (as determined by a final non-appealable order of a court of competent jurisdiction). This indemnification shall survive the repayment of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents.

      4.14 In addition to the indemnification described above, Borrower and Guarantor shall indemnify Lender against any liability arising out of the existence of toxic or hazardous material, substance or waste on the Property or the breach of any applicable environmental laws and regulations, in accordance with the Environmental Compliance and Indemnity Agreement dated December 2, 1999, executed by Borrower and Guarantor in favor of Lender. This indemnification shall survive the repayment of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents.

      Lender shall be entitled to contact all applicable regulatory agencies, at any time, to confirm Borrower's adherence to the provisions of this Agreement, and to the Loan Documents. Lender, during the term of the Loan, at Lender's sole option, may require that all violations of law with respect to toxic or hazardous material, substance or waste be corrected, and that Borrower shall obtain all necessary environmental permits before Lender shall be obligated to make any advances on the Loan. Borrower covenants and agrees to abide by all applicable governmental, directives, rules and regulations pertaining to the correction of all violations with respect to toxic or hazardous material, substance or waste. Lender shall also have the option to require appropriate title insurance, in an amount determined by it, if available, to cover potential toxic or hazardous material, substance or waste liens.

      4.15 Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Mortgage or any other Loan Document.

      4.16 Borrower will, upon demand of the Representative Inspector, correct any defect in the Improvements or any departure from the Plans and Specifications not approved by it. The advance of any Loan Funds shall not constitute a waiver of Lender's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications not theretofore discovered by, or called to the attention of, the Representative Inspector.

      4.17 Borrower will comply with all restrictive covenants affecting the Premises.

      4.18 Lender may apply amounts due hereunder to the satisfaction of the conditions hereof, and amounts so applied shall be part of the Loan and shall be secured by the Mortgage and other Loan Documents.

      4.19 Borrower warrants that all construction and Improvements will only be performed by contractors and subcontractors duly licensed and that, upon request by Lender, copies of all contracts with such contractors and subcontractors will be promptly furnished to Lender, and will not be amended without Lender's consent.

      4.20 Borrower will not make any changes to the Plans and Specifications involving a cumulative cost change without the prior written consent of Lender and all Change Orders for work in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000), individually, or FIFTY THOUSAND DOLLARS ($50,000) cumulatively, or any costs overruns, and those which, at the discretion of Lender, materially change the plans or specifications previously submitted and approved, shall be approved by Lender and Lender's Representative Inspector prior to any work or payment thereon. Borrower's ability to make any changes to the Plans and Specifications shall not be limited or impaired by Lender's refusal to approve or fund said Change Order(s) in accordance with this Agreement.

      4.21 Borrower will maintain, during the construction of the Premises, "completed value" builder's risk insurance covering fire, extended coverage, vandalism and malicious mischief in an amount equal to one hundred percent (100%) of the cost of the Improvements showing Lender as Loss Payee and public liability insurance with $3,000,000 single limit coverage. Said policy shall include a rider indicating that the proceeds of the policy shall be payable to Lender up to the amount of the indebtedness due under the Note. Borrower shall obtain such other insurance coverage (including flood insurance) as may reasonably be required by Lender and as required under the Mortgage and other Loan Documents. All insurance policies shall be written on companies satisfactory to Lender and shall contain the agreement of the insurer to give not less than thirty (30) days prior notice to Lender in the event of cancellation or a material change in the coverage. All such insurance shall contain provisions allowing completion of the construction contemplated by this Agreement and shall cover materials on the site. The original policy or policies shall be in the possession of Lender no later than the commencement of construction or development and Borrower shall pay the premium therefor before, or simultaneously with, the payment of the first advance from the Loan Fund. An insurance certificate may be substituted for the policies when such alternate is considered by Lender to be acceptable.

      4.22 Borrower will comply with all land use, building, subdivision, zoning, Occupational Safety and Health Administration, environmental, pollution, sales practices laws and similar laws, rules, ordinances and regulations promulgated by any Governmental Authority and applicable to the Premises, its development and construction of Improvements and the sale or operation thereof. Borrower shall obtain and deliver to Lender the originals or certified true copies of all subdivision, building, zoning, use, environmental and other permits required. In the event such building, subdivision, zoning, use, environmental or other permits, or any of them, are revoked or subjected to attack by action before any court, administrative agency or other body having jurisdiction, Borrower shall take (and diligently pursue) any and all administrative or judicial action as to reinstate any of said revoked permits or defend any action before any court, administrative agency or other body having jurisdiction (collectively, the "Borrower's Actions"). Anything herein to the contrary notwithstanding Borrower's Actions shall not adversely affect:

         4.22.1 the licenses, certificates and permits from Governmental Authorities for the operation of the Project;

         4.22.2 the Project Budget, but if so, Borrower shall fund to Lender all additional costs for the Project at the time of the delay; and

         4.22.3 the ability of Borrower to complete the Improvements on or before the Completion Date.

However, should Borrower not initiate and diligently pursue Borrower's Actions, Lender may, at its discretion, withhold advances hereunder and also, at Lender's discretion, the Loan made pursuant to the Loan Documents shall become immediately due and payable.

      4.23 Borrower will, upon demand of Lender, correct any structural defect in the Improvements or any substantive departure from the Plans or Specifications not approved by Lender but which was required to have been approved by Lender. The advance of any of the Loan Funds shall not constitute a waiver of Lender's right to require compliance with this covenant with respect to any such defects or departures from the Plans or Specifications not theretofore discovered by or called to the attention of Lender.

      4.24 If at any time counsel for Lender is of the opinion that any disbursement of the Loan is not secured or will or may not be secured by the Mortgage and other Loan Documents as a lien on the Premises and Improvements having a priority as stated in the Mortgage and Title Insurance Policy, or if it becomes aware of a title defect in the Premises not disclosed by the Title Insurance Policy or Title Insurance Commitment, then Borrower shall, within ten
(10) days after the mailing of written opinion by Lender, do all things and matters necessary to assure, to the satisfaction of counsel for Lender, that any disbursement previously made hereunder or to be further made hereunder is secured or will be secured by the Mortgage as a lien on the Premises and Improvements having a priority as stated in the Mortgage, and Lender, at its option, may decline to make further disbursements hereunder until Lender has received such assurance.

      4.25 Borrower shall furnish to Lender from time to time as and when required by Lender, evidence satisfactory to Lender that Borrower or Contractor have or can obtain all necessary materials as and when required for the completion of development or construction as the case may be in accordance with the Plans and Specifications prior to the Completion Date and at costs in accordance with the Project Budget. Lender shall be the sole judge of the sufficiency of such evidence and the furnishing thereof acceptable to Lender shall be a condition precedent to the making of any advance.

      4.26 If, at any time pending or during the disbursement of the Loan Funds, it appears that the net proceeds of the Loan Funds remaining undisbursed will be insufficient to complete all of the Improvements in accordance with the Plans, Specifications and Project Budget and to pay for all labor, material and costs, Borrower shall deposit in the Account to Receive Advances, upon Lender's demand, additional monies which shall, when added to the undisbursed proceeds of the Loan, be sufficient to complete and pay for the costs and expenses in connection with the Improvements. The amount so deposited shall be disbursed to pay for the Improvements before any additional proceeds of the Loan of Lender are paid out.

      4.27 Borrower shall not disburse to the Contractor or to any persons furnishing work or materials to the Premises or for the development or construction of the Improvements a total sum of more than ninety percent (90%) of the contract price (as defined in, Florida Statutes, Section 713.01(3)), on the first fifty percent (50%) of the contract price or the last payment due under any such contract if such payment is greater than ninety-five percent (95%) of the contract price, until completion by the Contractor and delivery to Lender of the Contractor's affidavits and other affidavits or documents required pursuant to Florida Statutes, Section 713.06(3)(d) and 713.05 respectively.

      4.28 Borrower agrees to forward to Lender any notice, order, correspondence or information within ten (10) days of receipt thereof by Borrower which might affect the availability of off-site sewer or water facilities to the Premises, or the capacity of any such facility to handle the contemplated needs of the Premises. Within ten (10) days thereafter, if so requested by Lender, Borrower shall submit evidence to Lender of the remedial action deemed necessary to provide adequate off-site sewer and water facilities, and as soon as possible shall provide detailed plans and specifications therefor. Whatever other arrangements deemed necessary by Lender, including additional construction of private sewer treatment facilities, shall be undertaken by Borrower at the expense of Borrower, and Lender shall not be obligated to make any further disbursements from the Loan Fund until sufficient arrangements have been made and plans submitted in writing to and approved in writing by all appropriate Governmental Authorities and by Lender. Borrower shall, after such approval by Lender, diligently prosecute the accomplishment and construction of the remedial action contemplated herein. Lender shall not be obligated to make any Loan disbursements for the compliance of any of the provisions contained in this subparagraph. Failure to comply with any of Borrower's obligations in this regard shall constitute a default hereunder and under the Mortgage, and in such event, at Lender's option, the entire principal balance secured by said Mortgage, together with all interest accrued thereon, shall become immediately due and payable in full.

      4.29 Borrower shall not amend any of the documents relating to the Project (the "Project Documents"), or any covenants, restrictions or conditions ("Deed Restrictions") (individually and collectively referred to as "Regime Documents") without the prior written reasonable approval by Lender and Lender's counsel.

      4.30 Borrower shall comply with all requirements upon development and sales prescribed in the Terms Letter and the Mortgage, as applicable, and regulations related thereto, including any state and federal securities laws, state and federal interstate and intrastate sales practices laws and regulations and any federal and state fair trade practices, as well as any local laws governing the Premises, as now existing or hereafter amended, and further warrants that all Regime Documents that are required to be approved by any Governmental Authorities have been (or will be) approved by said Governmental Authorities. Borrower shall further comply with all of the applicable requirements to meet all legal requirements for licensing certifications and requirements by any and all governing bodies as it relates to the operation of a skilled nursing home, including, but not limited to, Florida Statutes, Chapter 408 (specifically, Sections 408.031 to 408.045, commonly known as the "Health Facility and Services Development Act"), and Florida Statutes, Section 201.02(1).

      4.31 To remove by payment or bond of a surety company or letter of credit acceptable to Lender, any construction or laborer's claim or lien or any other lien or encumbrance filed against the Premises within ten (10) days from date of filing thereof.

      4.32 To make no assignment for benefit of creditors and to permit no petition in bankruptcy or insolvency, arrangement or reorganization proceedings under any chapter of the Federal Bankruptcy Code to be filed against or a receiver to be appointed for Borrower or the Premises; provided, however, this provision shall not be construed as limiting Lender's right to appoint a receiver as more particularly provided in the Mortgage.

      4.33 To pay all taxes and assessments against said Premises in accordance with the terms of the Mortgage, and to furnish to Lender, no later than November 30 of each tax year, paid tax receipts for the Premises.

      4.34 Borrower and Guarantor shall submit an affidavit of tax status to the effect that it has duly filed all federal, state and local tax returns and reports of all other governmental agencies having jurisdiction, with respect to taxes imposed upon it or upon its income, properties, franchises or operations; that all such returns and reports are correct and complete in all respects and were prepared in compliance with all applicable provisions of the Internal Revenue Code of 1954 as amended, and the regulations thereunder, and all applicable federal, state and local statutes and the regulations thereunder; and that except as otherwise disclosed in the affidavit, Borrower shall certify that all such taxes shown on such returns or reports have been paid to the extent that such taxes have become due, and that none of such federal, state and local tax returns and reports were filed on a consolidated basis. Said affidavits shall be furnished to Lender by Borrower on or before April 15th of each year during the term of the Loan, unless Lender is furnished with notice prior to that date of any extension whereupon said affidavit shall be furnished to Lender on or before said extension date.

      4.35 All pledged accounts of Borrower related to the Project shall be maintained by Lender.

      4.36 Except as set forth in Schedule 2.1.17 attached hereto, Borrower shall not grant or reserve or acquire any easement to or from any person or entity on, over, under or appurtenant to the Property for ingress and egress, or other access, either permanent or temporary, for vehicular traffic, pedestrian traffic, installation, construction, utilities, telephone or any other purpose or use absent the prior written consent of Lender (which consent shall not be unreasonably withheld) to such easement and the approval of Lender of the form and substance of the documentation to be used for said creation of same. No general or blanket easement for utilities, telephone or any other purpose will be acceptable and Lender must be provided with a certified survey meeting the requirements set forth hereinabove locating the easement as proposed.

      4.37 No Declaration of Condominium, covenants, restrictions or conditions for a homeowners association, or other regime documents (collectively, the "Regime Documents") will be recorded against the Property until said Regime Documents have been approved by Lender's counsel, in writing, as to the form and as to the inclusion of sufficient provisions for the protection of Lender and until Borrower has submitted to Lender a letter from a title insurance company satisfactory to Lender stating that it has reviewed said Regime Documents and that said Regime Documents will not affect the first lien priority of the Mortgage. Any Regime Documents recorded will provide that in the event Lender forecloses or otherwise comes into possession of ownership of the Premises, Lender will have all rights and privileges of Borrower and that Lender shall not be liable for any past due assessments or for any assessments while Lender remains the owner of the Property and that Lender shall not be subject to any restrictions on the sale or leasing of the Property. Any Regime Documents shall contain a covenant by the Borrower to cause the condominium or homeowners association to keep the Premises insured for the benefit of Lender. Any amendment to the Regime Documents must be approved in writing by Lender's counsel prior to recordation, which approval shall not be unreasonably withheld or delayed. Borrower shall comply with all requirements upon development and sales prescribed in the Terms Letter, Mortgage and applicable laws and regulations, including any state and federal securities laws, state and federal interstate and intrastate sales practices laws and regulations and any federal and state fair trade practices, as well as any local laws governing the Premises, as now existing or hereafter amended.

      4.38 For the Project, Lender shall have the right to order, at Borrower's expense, an appraisal prepared in full compliance with the Financial Institution Reform Recovery and Enforcement Act of 1989 ("FIRREA") and rules promulgated thereunder and the appraisal standards of Lender, which sets forth, among other things, the use of the Property upon which the appraisal is based, a legal description of the Property appraised, the existing zoning/land use classification of the Property, detailed information concerning comparable sales in the use of the Property compared, the fair market value of the estate of Borrower in the Property at Closing, the value of any proposed improvement and the projected market value of the Property if improved as proposed. Lender shall require that the appraisal substantiates that the amount of the Loan does not exceed seventy-nine percent (79%) of the market value of the SNF Site, as improved with the Improvements constructed or to be constructed thereon, and which market value shall be not less than FOURTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($14,500,000). An "as complete market value" uses discounted cash from calculations for valuation purposes. Notwithstanding Borrower's authorizing Lender to order said appraisal, the costs of said appraisal shall be paid by Borrower prior to engagement of the appraiser.

      4.39 Upon request of Lender, Borrower and Guarantor agree to furnish updated financial statements and, if applicable, operating statements for the Property, including semi-annual balance sheets and income statements on Borrower and Guarantor as well as quarterly reviews of the financial status of each project in which Borrower and Guarantor have an ownership interest. The form of any such updated financial statements shall be the same as the financial statements previously submitted to Lender (with only the year-end statements require to be audited) by Borrower and Guarantor in connection with the Loan. Within one hundred twenty (120) days after the fiscal year end of Guarantor, commencing with fiscal year 2000, Guarantor shall furnish Lender an annual certified public accountant prepared audited financial statement for Guarantor for said fiscal year, and such other financial documents or information that may be required to be furnished by Guarantor in connection with that certain Amended Unlimited Continuing Guaranty Agreement executed by Guarantor in connection with the Loan. No later than March 1 of each year of the Loan Term, Borrower shall furnish Lender an annual financial statement (internally generated), certified to Lender by an officer of Borrower and in form and content acceptable to Lender. Lender shall have no obligation to fund the Loan if there is any material adverse change in the financial position of Borrower or Guarantor from that reflected in the financial statements, tax returns and other data previously submitted to Lender, or if any information previously submitted to Lender proves to be false. Lender shall have no liability to any party whatsoever for such failure to fund.

      4.40 Borrower shall not further encumber any of the collateral securing the Loan without prior written approval of Lender, which approval will not be unreasonably withheld. There shall be no UCC-1 financing statements in effect, other than those filed and recorded by Lender or those filed and recorded for equipment financing provided by other lenders, which statements name the Borrower or Guarantor as debtor and which pertain to any rights in tangible and intangible personal property situated on or pertaining to said Collateral.

      4.41 As of the date of this Agreement, the following persons or entities own the following partnership interests in Borrower:

           ARC Freedom, Inc.                   55%
           ARC SCC, Inc.                       45%

      No material changes in the ownership of Borrower shall occur without the prior written consent of Lender, which consent shall not be unreasonably withheld. No partner of Borrower shall withdraw from Borrower or otherwise sell or assign any partnership interest without the prior written consent of Lender, which consent shall not be unreasonably withheld.

      4.42 Borrower and Guarantor hereby acknowledge and agree that any and all debts, obligations and liabilities of Borrower and Guarantor to the partners of Borrower, shareholders of Guarantor, or affiliates of Borrower or Guarantor, or both, whether absolute or contingent, due or to become due, now existing or hereafter arising, or whether direct or acquired by transfer, assignment or otherwise, shall at all times during the Loan Term be subordinate to the Loan. Notwithstanding anything contained herein to the contrary, so long as Borrower is not in default under the Loan Documents, Borrower shall have the right to make distributions and to pay management fees to Guarantor in connection with the management agreement between Borrower and Guarantor, which distributions and management fees shall at all times during the Loan Term be subordinate to the Loan.

      4.43 Borrower has fully implemented its plan (the "Y2K Plan") which ensured that Borrower's software and hardware systems which impact or affect in any material way the business operations of Borrower are Year 2000 compliant and Ready (as hereinafter defined). As used herein, "Year 2000 Compliant and Ready" means that Borrower's hardware and software systems with respect to the operation of its business and general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates before, during or after January 1, 2000, and without any change in performance; (iii) respond to and process two digit year input without creating any ambiguity as to the century; and (iv) store and provide date input information without creating any ambiguity as to the century.

      4.44 Borrower acknowledges and agrees that Lender shall have an exclusive first right to provide financing to Borrower for any other financing related to further development of the SNF Site.

      4.45 Subject to the release provisions set forth in that certain Letter Agreement dated of even date herewith by and between Borrower and Lender, Borrower and Guarantor acknowledge and agree that the Loan and the loan evidenced by that certain Renewal Revolving Line of Credit Note executed October 4, 1999, with an effective date of September 1, 1998, in the original principal amount of $3,000,000 by Borrower in favor of Lender (the "Golfview Note") are cross-collateralized and cross-defaulted so that any default under any Loan Document will also be an Event of Default under the loan documents executed in connection with the Golfview Note, and any default under the loan documents executed in connection with the Golfview Note, will be an Event of Default under the Loan Documents.

      4.46 Borrower shall not amend, restate or otherwise modify or revise the Limited Partnership Agreement of Borrower without the prior written consent of Lender.

                                    ARTICLE V

                                EVENTS OF DEFAULT

      Borrower and Lender acknowledge and agree that unless specifically set forth herein to the contrary, Borrower shall have fifteen (15) days without notice in which to cure a monetary default under the Loan Documents and thirty
(30) days (which Lender in its sole reasonable discretion may extend at its option) with notice in which to cure a non-monetary default; provided, however, that for non-monetary defaults which cannot be cured within thirty (30) days, Lender shall, in its reasonable discretion, extend the cure period so long as Borrower is diligently working to cure the non-monetary default and said non-monetary default is cured within sixty (60) days or such greater period of time as may be approved by Lender in writing. For purposes hereof, "monetary default" shall be construed to include all payments of money as required under the Note and Loan Documents, such as payment of interest, principal, taxes, and such other sums. The term "non-monetary default" shall be construed to include all other defaults under this Agreement, the Mortgage, and any other Loan Document, other than the payment of money as required under the Note and related Loan Documents. The following shall constitute events of default ("Events of Default" or "Default") hereunder:

      5.1 If Borrower fails to comply with any of the covenants made by it in this Agreement.

      5.2 if at any time Borrower or any Guarantor shall be in default under the terms of the Note, Mortgage, or of any other Loan Document and such monetary or non-monetary default is not cured within the applicable cure period, if any.

      5.3 if at any time any representation or warranty made by Borrower herein shall be incorrect.

      5.4 if there is substantial abandonment of work upon the construction of the Improvements to be erected upon the Property for a period of fifteen (15) consecutive days, or a cumulative period of thirty (30) total days, not including weekends, legal holidays, or days to which Lender has consented in advance in writing, Lender may, at its option, declare this Loan Agreement to be in default and may, in addition to Lender's other rights and remedies arising from such default, enter into and upon the Premises and complete the construction of the Improvements; Borrower hereby granting to Lender full power and authority to make such entry and to enter into such contracts or arrangements that may be considered necessary by Lender to complete such Improvements; and any sums expended by Lender in connection with such completion shall be added to the principal amount of the Note and be secured by the Mortgage and together shall be payable by Borrower on demand with interest at the rate as specified in the Note; provided, however, that Lender shall not declare a default for any said abandonment of construction so long as the Improvements shall be completed by Borrower on or before the Completion Date.

      5.5 if Lender or its representatives or the Representative Inspector shall not be permitted, at all reasonable times, to enter upon the Premises, inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in the construction and to examine all detailed plans, shop drawings and specifications which relate to the Improvements, or if Borrower shall fail to furnish to Lender or its authorized representative, when requested, copies of such plans, drawings and specifications.

      5.6 if any of the materials, fixtures or articles used in the construction of the Improvements or the appurtenances thereto, or to be used in the operation thereof, are not in accordance with the Plans and Specifications as approved by Lender.

      5.7 if Borrower executes any conditional purchase contract, security agreement, chattel mortgage or other instrument creating a security interest in any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or in any articles of personal property placed in the Improvements, or files or permits the filing of a financing statement publishing notice of such security interest, or if any of such materials, fixtures or articles not be purchased so that the ownership thereof will vest unconditionally in Borrower, free from encumbrances on delivery at the Premises, or if Borrower does not produce to Lender upon demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles.

      5.8 if Borrower does not disclose to Lender and the Representative Inspector, upon demand, the names of all persons with whom Borrower has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor, or when so required by Lender fails to obtain the approval by Lender of such persons.

      5.9 if the applicable Improvements, in the exclusive judgment of the Representative Inspector, cannot be completed on or before the Completion Date.

      5.10 if Borrower is unable to satisfy any condition to its right to the receipt of an advance hereunder, for a period in excess of thirty (30) days.

      5.11 subject to the sole discretion of Lender, if at any time Borrower or Guarantor shall be in default under the terms or conditions of any loan of $5,000,000 or more from any other lender and such monetary or non-monetary default is not cured within the earlier of ninety (90) days from the date of any said default or expiration of any applicable cure period, if any.

                                   ARTICLE VI

                                    REMEDIES

      6.1 Remedies upon any Event of Default:

         6.1.1 Upon default on the part of Borrower and prior to the expiration of any applicable cure period hereunder, Lender shall have the absolute right, at its option and election, to withhold further advances hereunder;

         6.1.2 Upon the occurrence of any Event of Default and after the expiration of any applicable cure period or, upon the occurrence of an Event of Default having no cure period:

               6.1.2.1 Lender shall have the absolute right, at its option and election, to: (i) cancel this Agreement with or without notice to Borrower;
(ii) institute appropriate proceedings to specifically enforce performance hereunder; (iii) take immediate possession of the Premises, as well as all other property to which title is held by Borrower, as is necessary to fully complete all on-site and off-site Improvements contemplated to be developed or constructed under this Agreement; (iv) be entitled to receive all of the proceeds of any sale of the Premises, or any part thereof, otherwise permitted under the terms of this Agreement; (v) appoint a receiver, as a matter of strict right without regard to the solvency of Borrower, for the purposes of preserving the Premises or preventing waste or to protect all rights accruing to Lender by virtue of this Agreement and of the Mortgage and, expressly, to make any and all further Improvements, whether on-site or off-site, as may be determined by Lender for the purpose of completing the development in accordance with this Agreement (all expenses incurred in connection with the appointment of a receiver, or in protecting, preserving, or improving the Premises, shall be chargeable against Borrower and shall be enforced as a lien against Borrower's property); and (vi) accelerate the maturity of the indebtedness evidenced by the Mortgage and Note and demand payment of the principal sums due thereunder, with interest, advances, and costs, and, in default of said payment or any part thereof, to foreclose and enforce collection of such payment by foreclosure or other appropriate action in any court of competent jurisdiction.

               6.1.2.2 Lender shall have the absolute right to apply any balance of the Loan Funds (including any Interest Reserve account) as a payment toward the indebtedness evidenced by the Mortgage and Note, and no other party, whether contractor, materialmen, laborer, subcontractor, or supplier, shall have any interest in the Loan Funds so applied and shall not have any right to garnish, require, or compel payment thereof toward discharge or satisfaction of any claim or lien which they or any of them have or may have for work performed or materials supplied in connection with the development of or construction on the Premises. Lender, at its sole option and discretion, may make any advances so long as any Event of Default shall exist without thereby (i) waiving its right to demand payment in full of the indebtedness of Borrower to Lender or of the Guarantor to Lender or to institute foreclosure proceedings, (ii) becoming liable to make any other or further advances or (iii) being deemed to have waived the matter constituting or creating an Event of Default.

               6.1.2.3 Lender may, at its option but without any obligation to do so, enter into and upon the Premises and complete the construction or development of the applicable Improvements for which construction has commenced, Borrower hereby giving to Lender full power and authority to make such entry and to enter into such contracts or arrangements as may be necessary to complete the Improvements. If Lender enters upon the Premises and undertakes the completion of construction or development of the Improvements, Lender shall be entitled to have any of the proceeds of the Loan Funds disbursed to it or under its direction in the payment of bills theretofore or thereafter contracted in connection with said construction or development work or in protection and preservation of the Premises. In addition, it is agreed that Lender may, at its option but without any obligation to do so, expend funds in completing the Improvements and protecting and preserving the Premises, and any funds when so expended including the costs of all professional services employed by Lender in its sole discretion shall be added to the principal of the Loan even though the advance of such additional funds might cause the principal amount of the Loan to exceed the Amount of the Loan; and the same, together with interest thereon at the rate of interest for payments which are delinquent as specified in the Note shall be secured by the lien of the Mortgage and shall be payable by Borrower on demand.

      6.2 Nonexclusive Remedies: The aforesaid remedies and any other legal or equitable remedies and rights of Lender shall be cumulative and not exclusive and Lender shall have the absolute right to resort to any one or more, or all of said remedies upon the occurrence and continuation of an Event of Default after the expiration of any applicable grace period, if any.

      6.3 Lender Attorney-in-Fact: Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact (to be exercised in the Event of Default) with full power of substitution to complete the applicable Improvements for which construction has commenced as set forth in this Agreement in the name of Borrower or Lender, and hereby empowers said attorney or attorneys as follows: to use any funds of Borrower including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the Improvements in the manner called for by the Plans and Specifications; to protect and preserve the Premises; to make such additions and changes and corrections in the Plans and Specifications as Lender may deem necessary in its sole discretion; to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which are or may be liens against the Premises, or as may be necessary or desirable for the completion of the work, or the clearance of title; to execute all applications and certificates in the name of Borrower or Lender which may be required by any construction contract and to do any and every act which Borrower might do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction or development of the Improvements and to take such action and require such performance as is deemed necessary.

                                   ARTICLE VII

                               GENERAL CONDITIONS

      The following conditions shall be applicable throughout the term of this
Agreement:

      7.1 No advance of Loan proceeds hereunder shall constitute a waiver of any of the provisions of the Terms Letter or the obligations set forth herein, nor, in the event Borrower is unable to satisfy any such provision or condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

      7.2 All proceedings taken in connection with the transactions provided for herein, all surveys, appraisals and documents required or contemplated by the Terms Letter or this Agreement, and the persons responsible for the execution and preparation thereof, the Owner/Contractor Agreement, Guarantor, and insurers and the form of all leases, guarantees and policies of insurance must be satisfactory to Lender, and Lender's counsel shall have received copies of all documents which they may have requested in connection therewith.

      7.3 In the event of any conflict between the terms of this Agreement and the Owner/Contractor Agreement, it shall be deemed that the terms of this Agreement shall prevail.

      7.4 Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts, Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

      7.5 All conditions of the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other persons shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so.

      7.6 Any notice to be given or to be served upon any party hereto in connection with this Agreement must be in writing and may be given by certified or registered mail and shall be deemed to have been given and received on the third business day after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mails; and if given otherwise than by certified or registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to Borrower, Guarantor, and Lender hereto at the addresses set forth in Article I hereof. Any party hereto may at any time by giving five (5) days' written notice to the other party hereto, designate any other party or address in substitution of any foregoing party or address to which such notice shall be given.

      7.7 Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      7.8 The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender in any Loan Document or other agreement or in law or equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies hereby provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided for or otherwise available to Lender shall continue and be available to Lender until all sums due it by reason of this Agreement have been paid to it in full and all obligations incurred by it in connection with the construction or operation of the Improvements have been fully discharged without loss or damage to Lender.

      7.9 Lender is not a partner with Borrower or any other party in the construction or development, operation or use of the Improvements. Lender shall not in any way be liable or responsible by reason of the provisions hereof, or otherwise, for the payment of any claims growing out of the operation of any Improvements.

      7.10 The Mortgage and other Loan Documents (to the extent they create security interests) shall constitute security for all moneys advanced by Lender and all obligations incurred by Lender under this Agreement, including, without limitation, funds advanced and obligations incurred by Lender in excess of the Terms Letter, advanced or incurred by Lender pursuant to the authority of this Agreement; and all such moneys advanced and obligations incurred shall constitute a lien upon the Premises secured by the Mortgage and Loan Documents, and recovery therefor may be had by Lender upon the Mortgage, in addition to all other remedies herein granted to Lender.

      7.11 Notwithstanding any provision herein or in any other of the Loan Documents, the total liability of Borrower or Guarantor, for any payments of interest or in the nature of interest shall be as set forth in the Note.

      7.12 In the event that at any time the lien or security of the Mortgage or other security given to Lender pursuant to this Agreement is in jeopardy, or in the event that at any time the validity of any Governmental Authority's permit relating to the Premises, the Improvements or the operation thereof is questioned by a proceeding before any board, commission, court or other authority having jurisdiction, Borrower shall commence Borrower's Actions in accordance with and subject to the provisions of Article IV of this Agreement.

      7.13 In this Agreement, whenever the context so requires, the neuter gender includes the feminine or masculine, as the case may be, and the singular number includes the plural.

      7.14 The terms, conditions, covenants, agreements, powers, privileges, notices and authorizations herein contained shall extend to, be binding upon and available for the heirs, executors, administrators, successors and, to the extent permitted hereunder, to the assigns of each of the respective parties hereof. Notwithstanding the foregoing, Borrower shall not assign or transfer voluntarily or by operation of law, or otherwise dispose of this Agreement, or any rights in the Terms Letter, or any moneys, property or funds deposited with Lender. An assignment or transfer in violation of this provision shall be invalid, and an assignment or transfer by operation of law shall be deemed to be an invalid transfer.

      7.15 This Agreement and each transaction consummated hereunder shall be deemed to be made under the laws of the State of Florida and shall be construed in accordance with and governed by the laws of such state.

      7.16 The Loan Documents executed in connection with this transaction shall be read together and the provisions of each shall be deemed supplemental and not in conflict with each other; however, in the event a court of competent jurisdiction determines that a direct and unreconcilable conflict exists, the provisions of the Note and Mortgage shall prevail over the other documents.

      7.17 Borrower agrees to borrow and Lender agrees to lend the full amount of the Loan subject to the terms and conditions contained in the Loan Documents. Neither party hereto is aware of any default under the Loan Documents or of any present state of facts which but for notice or passage of time would constitute any event of default.

      7.18 In the event Lender is named in any legal or equitable action arising out of, connected with, or in any way relating to the Loan, Borrower and Guarantor, shall jointly and severally indemnify Lender for, and hold Lender fully harmless from, any and all damages, losses, liabilities, reasonable costs, and other reasonable expenses, including reasonable attorneys' fees, resulting from or arising out of such action. Anything herein to the contrary notwithstanding, the provisions of this Paragraph shall not apply to any action caused by the negligence of Lender (as determined by a final non-appealable order of a court of competent jurisdiction).

      7.19 In the event Guarantor makes an assignment for the benefit of creditors or permits a petition in bankruptcy or insolvency, arrangement or reorganization proceedings under any chapter of the Federal Bankruptcy Code to be filed against or a receiver to be appointed for Guarantor, Guarantor shall utilize its best efforts to prevent Borrower and any general partner of Borrower from becoming a party to any bankruptcy proceedings or otherwise becoming involved in such bankruptcy proceedings to the extent that said involvement adversely impacts the ability of Borrower or the general partner of Borrower to comply with the terms or conditions of the Loan Documents.

      7.20 Borrower hereby instructs, authorizes, and directs Lender to deduct from any Interest Reserve required by Lender in the Project Budget, in accordance with the payment terms of the Note, or at such other times as may be determined by Lender, all accrued interest, purchase or extension discounts or other Loan charges or amounts due to Lender under the provisions of the Loan; provided, however, in the event, at any time or from time to time, there are insufficient funds in the Interest Reserve for Lender to make the payments, as aforesaid, Borrower agrees to make all such payments to Lender from Borrower's own funds; and, provided further that if an Event of Default has occurred and is continuing, Lender need not disburse any of the proceeds of the Loan for interest even though there may remain sums in the Loan allocated to interest and the failure to disburse same will cause Borrower to be in default in the payment of interest.

      7.21 It is specifically agreed that time is of the essence of this Agreement.

      7.22 Each party executing this Agreement in a representative capacity acknowledges, warrants, and represents that each is an official representative of the corporation or partnership in whose name each executed this Agreement and that each possesses full and complete right and has been authorized and directed to bind said corporation or partnership to the full and faithful performance of all conditions, terms, provisions, covenants and warranties as contained in this Agreement and the Loan Documents.

      7.23 Borrower acknowledges that Lender is relying solely on the financial and development ability of Borrower and its principals in granting and funding the Loan; and, therefore, Borrower shall have no right (i) to assign (any assignment by operation of law shall be deemed for the purposes of this Agreement an assignment by Borrower) any rights under the Terms Letter, this Agreement or the moneys due hereunder or (ii) to convey (except such conveyances as are permitted pursuant to the Loan Documents, including Schedule 2.1.17 attached hereto), assign, mortgage, pledge, or encumber any part of the Premises without the prior written consent of Lender as required under the terms of the Mortgage. Borrower shall not change Title Insurer, Contractor or Architect, if any, without Lender's prior written consent.

      7.24 Lender may, from time to time, assign in whole or in part, or issue participation interests, in and to all of its rights and interests under the Terms Letter, this Agreement, the Note and Mortgage, other Loan Documents and any guarantees of the obligations of Borrower to Lender. In such event, this Agreement shall continue to apply to the Loan, the Note, Mortgage and all Loan Documents. Lender agrees to give Borrower notice of any such assignment; provided, however, the failure of Lender to give such notice shall not affect the validity of any such assignment or any obligations of Borrower under this Agreement, the Note, the Mortgage or any other of the Loan Documents. Lender may disclose to any participant or prospective participant any information or other data or material in Lender's possession relating to Borrower, the Loan or the Guarantor without the consent of or notice to Borrower or the Guarantor. In the event of such assignment, it shall be deemed to have been made pursuant to the terms of this Agreement and not to be in modification hereof and any advances made by any such assignee shall be evidenced and secured by the Note, Mortgage and other Loan Documents. Borrower acknowledges that any payments made by it in partial or complete discharge of the Loan to any agent other than the owner and holder of the Mortgage and Note of record, as recorded among the Public Records of Hillsborough County, shall constitute a payment to Borrower's agent and not to the owner and holder of the Note or its agent. In this regard, it is understood that until the payment is actually in the possession of Lender or its assigns, as the case may be, who at that time is the owner and holder of record of the Mortgage and Note, said payment shall be deemed not to have been properly made, and Lender shall not be required to release or discharge the Mortgage, the Note, or any of the Premises in satisfaction of the obligation pursuant to the provisions of the Mortgage and the Note.

      7.25 Borrower will pay the fees and commissions of real estate or mortgage brokers, if any, in this transaction and Borrower agrees to indemnify and hold Lender harmless from claims of brokers arising by reason of the execution of this Agreement or the consummation of the transaction contemplated hereby and from all costs, including attorneys' fees, in defending against any such claims.

      7.26 Lender may, at any time and from time to time, waive or not insist on strict compliance with any one or more of the provisions contained in this Agreement, or in any of the other Loan Documents, but any such waiver or non-insistence shall be deemed to be made pursuant to the terms of this Agreement, and not in modification of any of the Loan Documents. Any waiver or non-insistence in any instance or under any particular circumstance shall not be considered a waiver or non-insistence of such provision in any other instance or any other circumstance or as creating a requirement that Lender must, as the result of a previous waiver or non-insistence, thereafter give notice to Borrower that it does not intend to give a further waiver or not insist upon strict performance of a previously waived or non-insisted upon provision before Lender can exercise any rights or remedies under this Agreement, or in any of the other Loan Documents or before an Event of Default can occur, whether occasioned by the provision previously waived or not insisted upon or otherwise, or as establishing a course of dealing for interpreting the expressions and other conduct between Lender and Borrower.

      7.27 Each party hereto acknowledges full understanding of the provisions of this Agreement, and that there are no verbal promises, covenants, understandings or agreements made in connection with this Agreement, and that this Agreement may be modified only by a duly and properly executed covenant in writing, signed by the parties hereto and duly witnessed.

      7.28 Wherever any of the provisions or determinations of this Agreement might call for a matter of opinion, Lender (or its assigns) shall be the sole and exclusive judge and determiner of the provisions calling for such opinion and Lender's decision with respect to any of said provisions shall be conclusive and binding upon all parties to said Agreement.

      7.29 In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

      7.30 Wherever in this Agreement the consent of Lender is required before an act or event can take place, Lender agrees that, in such cases, its consent shall not be unreasonably withheld unless otherwise provided under the provision hereof requiring consent.

      7.31 No action shall be commenced by Borrower for any claim against Lender under the terms of this Agreement unless a notice specifically setting forth the claim of Borrower shall have been given to Lender within fifteen (15) days after the occurrence of the event which Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim.

         If Lender shall be in breach of Lender's obligations under this Agreement by reason of failure to make an advance as Lender is required to do under the terms hereof, Borrower's sole remedies on account thereof shall be:

           7.31.1 to compel Lender to make the advance which is determined wrongfully to have been withheld (upon the making of which, the same shall be treated as any other advance pursuant to the terms of this Agreement); and

           7.31.2 to recover damages, except for punitive damages, against Lender as a result of the above described actions by Lender.

      7.32 LENDER, BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S ENTERING INTO THIS AGREEMENT.

      7.33 Lender shall have the right hereafter and until completion of construction to publicize and advertise in any manner Lender's participation as a construction lender. This includes, but is not limited to, the right to post and display in a prominent location signs on or about the Property and its improvements. All signage shall be in accordance with applicable governmental regulations and ordinances.

      7.34 The Exhibits attached to this Agreement are an integral part hereof and are hereby incorporated into and included in the term this Agreement.

      7.35 This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing at such counterpart.

      7.36 Anything herein to the contrary notwithstanding, in the event Borrower is prevented from performing the obligations of this Agreement as a result of fire, unusual delay in transportation, adverse weather conditions not reasonably anticipated, unavoidable casualties, or any causes beyond Borrower's control, then the performance of Borrower hereunder shall be extended by the number of days delay as a result of the above causes; subject, however, to the condition that the applicable extension shall not adversely affect:

           7.36.1 the licenses, certificates and permits from Governmental Authorities for the operation of the Project;

           7.36.2 the Project Budget, but if so, Borrower shall fund to Lender all additional costs for the Project at the time of the delay; and

           7.36.3 the ability of Borrower to complete the Improvements on or before the Completion Date.

      IN WITNESS WHEREOF, Lender and Borrower have hereunto set their hands and seals this 17th day of March, 2000.


WITNESSES:                       FREEDOM VILLAGE OF SUN CITY CENTER, LTD.,
                                 a Florida limited partnership

------------------------      By: ARC FREEDOM, INC., a Tennessee
                                  corporation, authorized to transact business
                                  in the State of Florida, its sole General
                                  Partner
------------------------
                                  By:  /s/ George T. Hicks
                                     -------------------------------------------
                                     George T. Hicks, Executive Vice President

                                                   (Corporate Seal)

                                                                     "Borrower"


WITNESSES:                    AMERICAN RETIREMENT CORPORATION,
                              a Tennessee corporation, authorized to transact business in the State of Florida, successor by merger to FREEDOM GROUP, INC., a Florida corporation


                              By:  /s/ George T. Hicks
------------------------         -----------------------------------------------
                                 George T. Hicks, Executive Vice President

                                                   (Corporate Seal)
------------------------

                                                                     "Guarantor"

WITNESSES:                         SUNTRUST BANK,
                                   a Georgia state chartered bank, successor by merger to SunTrust Bank, Tampa Bay


                                   By: /s/ Bruce Williams
------------------------              ------------------------------------------
                                            BRUCE WILLIAMS
                                            Senior Vice President

                                                                        "Lender"
------------------------

                                   EXHIBIT "A"

                     PROJECT BUDGET AND LOAN FUNDS SCHEDULE

                                 SCHEDULE 2.1.17

Lender acknowledges that Borrower and Lifepath Hospice ("Lifepath Hospice") have been negotiating for the conveyance, for no consideration, of a portion of the Property to Lifepath Hospice, which portion of Property is depicted as the "Proposed Hospice Building" on that certain Site Plan, identified as Project Number 98-960, prepared by PEER (the "Hospice Property"). The parties agree that so long as Borrower is not in default under the Loan Documents, Borrower shall have the right to convey said Hospice Property to Lifepath Hospice and to grant such easements on, over, under or appurtenant to the Property for ingress, egress or access as may be necessary for Lifepath Hospice's contemplated use of the Hospice Property. Lender shall release the Hospice Property from the lien of the Mortgage and shall consent to the granting of any said easements so long as Borrower provides Lender with copies of any and all conveyance documents to be executed by Borrower in connection with said conveyance or easements and such other documents or information as may be requested by Lender, the form and substance of which documents and information shall be subject to Lender's prior approval, which approval shall not be unreasonably withheld, and so long as Borrower pays any and all costs incurred by Lender in connection with said conveyance and easements, including Lender's attorney's fees.